UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2007 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Credit Agreements

On November 7, 2007, Nu Skin Enterprises, Inc. (the “Company”) executed amendments (collectively, the “Amendments”) to the following loan and credit agreements (collectively, the “Credit Agreements”): (i) Note Purchase Agreement dated October 12, 2000 between the Company and The Prudential Insurance Company of America, as amended; (ii) Credit Agreement dated May 10, 2001 among the Company, various financial institutions, and Bank of America, N.A., as Administrative Agent, as amended; and (iii) Private Shelf Agreement dated as of August 26, 2003 between the Company and Prudential Investment Management, Inc., as amended (the “Private Shelf Agreement”). The minimum consolidated net worth and minimum cash covenants (each as defined in the Credit Agreements) were amended with respect to each of the Credit Agreements. The lenders under the Credit Agreements agreed to adjust the minimum consolidated net worth covenant in a manner that will accommodate an expanded stock repurchase program recently implemented by the Company. In addition, the Company agreed to modify the minimum cash covenant to eliminate the expiration date on such covenant and reduce the minimum cash level from $75 million to $65 million.

The Company also executed letter agreements with the parties to the Credit Agreements to modify the collateral for the loans with respect to its subsidiary NSE Korea, Ltd. Under the letter agreement, the guaranty of NSE Korea, Ltd. will be released and the obligations will be secured by a pledge of 65% of the outstanding securities of NSE Korea to be consistent with the collateral provided with respect to other material foreign subsidiaries.

The Amendments are attached as Exhibits 99.1, 99.2, and 99.3 to this report and are incorporated by reference herein. The letter agreements are attached as Exhibits 99.4, 99.5, and 99.6 to this report and incorporated by reference herein.

Accelerated Share Repurchase

On November 7, 2007, the Company executed an agreement to purchase $25 million of its Class A common stock from investment firm J.P. Morgan Chase Bank, N.A. using an accelerated share repurchase program. Under the repurchase agreement, approximately 1.3 million shares will be delivered initially to the Company. The final total of shares to be delivered is based on the difference between the initial purchase price per share and the volume weighted average trading price of the Company’s common stock, minus a set discount, during a period of up to approximately 90 days.

A copy of the Share Repurchase Agreement is attached as Exhibit 99.7 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit.

99.1	Sixth Amendment to Note Purchase Agreement, dated as of July 28, 2006, between the Company and The Prudential Insurance Company of America.

99.2	Seventh Amendment to Credit Agreement, dated as of July 28, 2006, among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank of America, N.A.) as administrative agent.

99.3	Sixth Amendment to Private Shelf Agreement, dated as of July 28, 2006, between the Company, Prudential Investment Management, Inc., and certain other lenders.

99.4	Letter Agreement between the Company and The Prudential Insurance Company of America.

99.5	Letter Agreement among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank of America, N.A.) as administrative agent.

99.6	Letter Agreement among the Company, Prudential Investment Management, Inc., and certain other lenders.

99.7	Accelerated Share Repurchase Agreement between the Company and JP Morgan Chase Bank, N.A.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Vice President

Date:    November 13, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Sixth Amendment to Note Purchase Agreement, dated as of July 28, 2006, between the Company and The Prudential Insurance Company of America.

99.2	Seventh Amendment to Credit Agreement, dated as of July 28, 2006, among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank of America, N.A.) as administrative agent.

99.3	Sixth Amendment to Private Shelf Agreement, dated as of July 28, 2006, between the Company, Prudential Investment Management, Inc., and certain other lenders.

99.4	Letter Agreement between the Company and The Prudential Insurance Company of America.

99.5	Letter Agreement among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank of America, N.A.) as administrative agent.

99.6	Letter Agreement among the Company, Prudential Investment Management, Inc., and certain other lenders.

99.7	Accelerated Share Repurchase Agreement between the Company and JP Morgan Chase Bank, N.A.